UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.    Results of Operations and Financial Condition.

On August 6, 2018, Editas Medicine, Inc., a Delaware corporation (the “Company”), issued a press release announcing financial results for the fiscal quarter ended June 30, 2018 and other business highlights. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

The information contained in Item 2.02 in this Current Report on Form 8‑K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

On August 6, 2018, the Company issued a press release announcing that Allergan Pharmaceuticals International Limited (“Allergan”), a wholly-owned subsidiary of Allergan plc, a leading global pharmaceutical company, exercised its option to develop and commercialize the Company’s program to treat Leber Congenital Amaurosis type 10 (the “LCA10 Program”) and the Company exercised its U.S. profit sharing option under which it will equally split profits and losses for the LCA10 Program in the United States with Allergan and co-develop the LCA10 Program in the United States. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8‑K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

1.	(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on August 6, 2018*
99.2	Press release issued by the Company on August 6, 2018

*This exhibit shall be deemed to be furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	August 6, 2018	By:	/s/ Andrew A.F. Hack
Andrew A.F. Hack Chief Financial Officer